UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

FARMLAND PARTNERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

March 21, 2023
Dear Fellow Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmland Partners Inc., which will be held at our offices, located at 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, on May 3, 2023, at 8:00 a.m. Mountain Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how our stockholders may obtain paper copies of our proxy materials if they so choose. We believe the use of the Internet makes the proxy distribution process more efficient and less costly, and helps in conserving natural resources.
The Proxy Statement, the accompanying form of proxy card, the Notice of Annual Meeting of Stockholders and the 2022 Annual Report to Stockholders/Form 10-K are available at http://www.proxyvote.com and may also be accessed through our website at www.farmlandpartners.com under the “SEC Filings” section. If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you on May 3, 2023.
Sincerely,
Paul A. Pittman Executive Chairman	Luca Fabbri President and Chief Executive Officer

FARMLAND PARTNERS INC.
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Farmland Partners Inc. (the “Company”) will be held at the Company’s offices, located at 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, on May 3, 2023, at 8:00 a.m. Mountain Time for the following purposes:
(1)
to elect the nine director nominees named in the Proxy Statement;

(2)
to ratify the appointment of Plante & Moran PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

(3)
to approve, in an advisory (non-binding) vote, the compensation of our named executive officers; and

(4)
to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on March 6, 2023 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on March 6, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Your vote is important. Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.
By Order of the Board of Directors,
Christine M. Garrison
General Counsel and Secretary
Denver, Colorado
March 21, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2023.
This Notice of Annual Meeting of Stockholders, the Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

FARMLAND PARTNERS INC.
4600 S. Syracuse Street, Suite 1450
Denver, Colorado 80237

PROXY STATEMENT

ABOUT THE MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement contains information related to the solicitation of proxies for use at our 2023 Annual Meeting of Stockholders, to be held at the Company’s offices, located at 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, on May 3, 2023, at 8:00 a.m. Mountain Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Farmland Partners Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). In this Proxy Statement, the terms “we,” “our,” “us” and the “Company” refer to Farmland Partners Inc.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on March 6, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) relating to our Annual Meeting of Stockholders. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about March 21, 2023, we intend to make this Proxy Statement and accompanying form of proxy card available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
The Notice, this Proxy Statement, accompanying form of proxy card and our Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2022 are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
What am I being asked to vote on?
You are being asked to vote on the following proposals:
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Proposal 1 (Election of Directors):   The election of the nine director nominees named in this Proxy Statement, each for a term expiring at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”);

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Proposal 2 (Ratification of Plante Moran):   The ratification of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm for our fiscal year ending December 31, 2023;

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Proposal 3 (Advisory Vote on Executive Compensation):   The approval (on an advisory basis) of the compensation of our named executive officers; and

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To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponements of the Annual Meeting.

What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
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Proposal 1 (Election of Directors):   “FOR” each of the Board nominees for election as directors.

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Proposal 2 (Ratification of Plante Moran):   “FOR” the ratification of Plante Moran as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

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Proposal 3 (Advisory Vote on Executive Compensation):   “FOR” the approval of the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock, par value $0.01 per share (our “Common Stock”), at the close of business on March 6, 2023, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. Our Common Stock constitutes the only class of securities entitled to vote at the Annual Meeting.
What are the voting rights of stockholders?
Each share of our Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.
No dissenters’ rights are provided under the Maryland General Corporation Law, our charter or our bylaws with respect to any of the proposals described in this Proxy Statement.
Who can attend the Annual Meeting?
All holders of our Common Stock at the close of business on the Record Date (March 6, 2023), or their duly appointed proxies, are authorized to attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If you attend the meeting, you may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting. For directions to the Annual Meeting, contact our General Counsel and Secretary at (720) 452-3100.
Please also note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your share ownership as of the Record Date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Stockholder of record.   If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

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Beneficial owner of shares held in street name.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the organization that holds your shares.

What will constitute a quorum at the Annual Meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the Record Date (March 6, 2023) will constitute a quorum, permitting our stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 54,537,327 shares of our Common Stock outstanding.
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.
What are broker non-votes?
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange (the “NYSE”), the exchange on which shares of our Common Stock are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”
Proposal 2 (ratification of Plante Moran) is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Plante Moran as our independent registered public accounting firm for our fiscal year ending December 31, 2023, even if the broker or other nominee does not receive voting instructions from you.
Under NYSE rules, Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Executive Compensation) are considered “non-routine” proposals. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on these proposals, and broker non-votes may exist with respect to the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of holding an advisory vote on executive compensation.
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
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Proposal 1 (Election of Directors):   Directors are elected by plurality vote. There is no cumulative voting in the election of directors. Therefore, the nine director nominees receiving the highest number of “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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Proposal 2 (Ratification of Plante Moran):   The affirmative vote of a majority of the votes cast once a quorum has been established is required to ratify the appointment of Plante Moran as our independent registered public accounting firm for our fiscal year ending December 31, 2023. For purposes of the vote on the ratification of Plante Moran as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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Proposal 3 (Advisory Vote on Executive Compensation):   The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.
How do I vote?
If you are a registered stockholder as of the Record Date, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your vote by Internet or telephone is 11:59 p.m. Eastern Time on May 2, 2023, which is the day before the Annual Meeting. The designated proxy holders named in the proxy card will vote according to your instructions. You may also attend the Annual Meeting and vote in person.
If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.
If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record.
Beneficial owners of shares held in street name who wish to vote in person at the Annual Meeting must request a legal proxy from the organization that holds their shares and bring that legal proxy to the Annual Meeting.
How are proxy card votes counted?
If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for the Board named in this Proxy Statement; “FOR” the ratification of the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending December 31, 2023; “FOR” the approval of the compensation of our named executive officers; and “FOR” the approval of the Third Amendment and Restatement and as recommended by our Board with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.
May I revoke my vote after I return my proxy card?
Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our General Counsel and Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card and the Annual Report to Stockholders/Form 10-K for the fiscal year ended December 31, 2022, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board is currently comprised of nine directors, all of whom have terms expiring at the Annual Meeting. The nominees, all of whom are currently serving as directors of the Company, have been recommended by the Board for re-election to serve as directors for one-year terms until the 2024 Annual Meeting and until their successors are duly elected and qualify. Based on its review of the relationships between the director nominees and the Company, the Board has affirmatively determined that the following directors are “independent” directors under the listing rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the “SEC”): Chris A. Downey, Joseph W. Glauber, John A. Good, Jennifer S. Grafton, Thomas P. Heneghan and Danny D. Moore.
The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of the Board.
Nominees for Election for a One-Year Term Expiring at the 2024 Annual Meeting
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.
Name	Age(1)	Title	Director Since
Chris A. Downey	72	Independent Director	2014
Luca Fabbri	54	President and Chief Executive Officer	2023
Joseph W. Glauber	69	Independent Director	2015
John A. Good	65	Independent Director	2018
Jennifer S. Grafton	46	Independent Director	2023
Thomas P. Heneghan	59	Independent Director	2020
Danny D. Moore	60	Independent Director	2021
Paul A. Pittman	60	Executive Chairman	2014
Murray R. Wise	74	Chairman Emeritus, Murray Wise Associates LLC	2021

(1)
Age as of March 21, 2023

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he has served as a director.
Chris A. Downey.   Mr. Downey has served as a director since our initial public offering on April 16, 2014. Mr. Downey has over 30 years of experience in land development, financial management and management consulting. From 1998 until 2021, Mr. Downey was a principal at Stirling Development, a real estate development company he co-founded. Mr. Downey previously worked for a private real estate company and directed several large-scale master planned community development projects from acquisition through zoning, entitlement, financing, infrastructure and build-out. Mr. Downey is a former CPA and previously was a management consultant with Arthur Young & Company, where he directed the firm’s financial planning and controls practice in Orange County, California. Mr. Downey also worked in the medical device operations of Fiat S.p.A. in California and Italy in both line and staff positions. Mr. Downey holds a B.A. degree in Chemistry from the University of California at Irvine, and an M.B.A. from the Anderson School of Management at the University of California at Los Angeles.
Based on his demonstrated leadership abilities, extensive experience in the real estate industry and his finance and accounting expertise, we have determined that Mr. Downey should serve as a director.
Luca Fabbri.   Mr. Fabbri has served as our Chief Executive Officer since February 2023 and as our President since October 2021 and served as our Chief Financial Officer and Treasurer from the founding of our Company until October 2021. From November 2011 until 2014, Mr. Fabbri served as the Senior Vice President and Chief Operating Officer of American Agriculture. Mr. Fabbri was a founder of Co3 Systems Inc., an enterprise software company in Cambridge, MA, and served as its Vice President of Engineering from January 2010 to October 2011. From January 2003 to September 2012, Mr. Fabbri was a consultant with Elk Creek Ventures Inc., providing consulting services in technology, finance and corporate development. From April 2000 to December 2002, Mr. Fabbri served as Head of Corporate Development for Jazz Technologies, Inc. Mr. Fabbri also founded Thejobsite.com, a software company, and served as its Senior Vice President and Chief Financial Officer from April 2000 to December 2002. From August 1997 to January 2000, Mr. Fabbri was an Associate in mergers and acquisitions in the London office of Merrill Lynch & Co. Mr. Fabbri began his career in Italy as a technology and operations consultant. Mr. Fabbri has a B.S. with Honors in Economics from the University of Naples (Italy) and a M.B.A. in Finance from the Massachusetts Institute of Technology.
Based on his knowledge of the Company, its business and properties, his background in finance and his experience in the real estate industry, including acquiring and managing farmland, we have determined that Mr. Fabbri should serve as a director.
Joseph W. Glauber.   Dr. Glauber has served as a director since February 2015. Dr. Glauber served as the Chief Economist of the U.S. Department of Agriculture (the “USDA”) from 2008 to 2014 and as Deputy Chief Economist of the USDA from 1992 to 2007. Dr. Glauber has been active in the agriculture industry since the early 1980s and began working for the USDA in 1984. Dr. Glauber is currently a board member for Agricultural Markets Advisory Council, and he chaired the Federal Crop Insurance Corporation Board of Directors from 2008 to 2014. In addition, he served as the chief U.S. agricultural negotiator in the WTO Doha Round from 2007 to 2009 and served on the President’s Council of Economic Advisors from 1991 to 1992. Dr. Glauber is currently a senior research fellow at the International Food Policy Research Institute, a visiting scholar at the American Enterprise Institute and an adjunct professor at George Washington University. Over the course of his career, has written numerous articles about the agricultural industry that have been published in academic and trade journals. Dr. Glauber received an A.B. in Anthropology from the University of Chicago and a Ph.D. in Agricultural Economics from the University of Wisconsin.
Based on his extensive knowledge of agricultural economics and the agricultural industry as a whole, we have determined that Dr. Glauber should serve as a director.
John A. Good.   Mr. Good has served as a director since his appointment to the Board on January 21, 2018. Since October 2018, Mr. Good has served as the Chief Executive Officer of NexPoint Storage Partners, Inc. (formerly, Jernigan Capital, Inc.), a REIT that provides capital to developers of self-storage facilities. Prior to serving as Chief Executive Officer of Jernigan Capital, Inc., Mr. Good served the President and Chief Operating Officer of Jernigan Capital, Inc. and as a director since June 2015. Prior to joining Jernigan Capital, Inc., Mr. Good was a partner and co-head of the REIT practice group of Morrison & Foerster LLP, a global law firm. From 1999 to 2013, Mr. Good was a partner, multi-term executive committee member and head of the REIT practice at the law firm of Bass, Berry & Sims PLC and prior to that was a stockholder and chair of the securities and M&A practice group at the law firm of Baker, Donelson, Bearman, Caldwell and Berkowitz P.C. Mr. Good has over 28 years’ experience working with senior management teams and boards of directors of public companies in the REIT and financial services industries on corporate finance, corporate governance, merger and acquisition, tax, executive compensation, joint venture and strategic planning projects. As a nationally recognized corporate and securities lawyer, he was lead counsel on over 200 securities offerings raising in excess of $25 billion over the past 25 years, with more than 125 of those deals being in the REIT industry. Mr. Good graduated from the University of Memphis with a B.B.A. in accounting, cum laude, in 1980, attained his CPA designation and practiced with a large regional CPA firm until entering University of Memphis School of Law, where he received his J.D with honors in 1987. He has been nationally ranked by Chambers USA as a leading lawyer to the REIT industry and has been active in NAREIT since 1994.
Based on his extensive experience working with public companies in the REIT industry, we have determined that Mr. Good should serve as a director.
Jennifer S. Grafton.   Ms. Grafton has served as a director since her appointment to the Board in March 2023. Since March 1, 2023, Ms. Grafton has served as Executive Vice President, General Counsel and Corporate Secretary of E2open Parent Holdings, Inc., a supply chain software provider. Prior to serving as General Counsel, Ms. Grafton served as Deputy General Counsel and Assistant Secretary since January 2021. Prior to joining E2open, Ms. Grafton served as Chief Administrative Officer and Chief Legal Officer of Westmoreland Coal Company (“Westmoreland”), a Nasdaq-listed global mining and energy company from 2008 through 2019. Westmoreland filed for Chapter 11 bankruptcy protection in October 2018 due to challenging market conditions and emerged from bankruptcy in March 2019. Previous to Westmoreland, Ms. Grafton worked in the corporate governance and securities practices of various Denver-based law firms. In addition to various executive roles, in 2021 Ms. Grafton was appointed to serve as an independent director of Dakota Gold Corporation, a publicly-traded exploration stage gold mining company where she serves as Chair of the Compensation Committee and a member of the Audit and Nominating & Governance Committees. Ms. Grafton graduated from the University of Puget Sound with a B.A. in Politics & Government, from the University of Denver Sturm College of Law Order of the Coif with a J.D. and received her M.B.A. from the University of Michigan Ross School of Business with Highest Honors.
Based on her extensive experience working with public companies and her legal and governance expertise, we have determined that Ms. Grafton should serve as a director.
Thomas P. Heneghan.   Mr. Heneghan has served as a director since December 2020. Mr. Heneghan has more than 30 years of leadership experience in the real estate industry with a long track-record of identifying opportunities to institutionalize and scale various sectors, domestically and internationally. Mr. Heneghan is currently the Chief Executive Officer of Equity International (EI), a private equity firm focused primarily on investing in real estate and infrastructure operating companies outside the United States. Mr. Heneghan is the founder of Madison Canal and related entities, which serves as an asset manager for institutional investors in a single-family rental business. Previously, Mr. Heneghan was Chief Executive Officer of Equity Lifestyle Properties (NYSE: ELS), a leading operator of manufactured home communities, RV resorts, and campgrounds in North America. From 1995 through 2013, Mr. Heneghan served in a number of leadership positions at ELS, including as President, Chief Operating Officer, and Chief Financial Officer, and continues to serve as Vice Chairman of ELS ‘s board of directors. From 1990 to 1995, Mr. Heneghan held multiple executive-level positions at Zell-related companies. Mr. Heneghan is a senior managing director of Chai Trust Company LLC, which is the trustee of various trusts in which Sam Zell and his family are beneficiaries. Mr. Heneghan has a B.A. from Augustana College.
Based on his demonstrated leadership abilities, extensive experience in the real estate industry and his finance and accounting expertise, we have determined that Mr. Heneghan should serve as a director.
Danny D. Moore.   Mr. Moore has served as a director since November 2021. Mr. Moore has served as the President of DeNOVO Solutions, LLC and Thornberry Consulting, LLC, which provide scientific, engineering, technical and operational support services to the United States Department of Defense, since 2012. Mr. Moore has served on the Board of Directors of the Leadership Program of the Rockies since 2019 and on the Board of Directors of the Colorado Business Roundtable since 2020 and previously served as a member of the Board of Advisors of the University of Denver’s Graduate School of Professional Psychology from 2018 to 2020. Prior to his retirement from service in 2005, Mr. Moore served 24 years in the United States Navy. Mr. Moore holds an undergraduate degree from Colorado Christian University and a Masters of Business Administration from the University of Phoenix.
Based on his demonstrated operational expertise and leadership credentials, we have determined that Mr. Moore should serve as a director.
Paul A. Pittman.   Mr. Pittman has served as our Executive Chairman since our initial public offering in April 2014 and served as our Chief Executive Officer until February 2023 and as our President until November 2021. Mr. Pittman grew up in a farm family and has been buying and operating farms since the mid-1990s. Many of his farmland assets in Illinois, Nebraska, and Colorado were contributed to Farmland Partners Inc. at the time of its initial public offering in 2014. Before devoting full attention to his farming and farmland ownership businesses, Mr. Pittman was the CFO of Jazz Technologies, a publicly traded semiconductor foundry. Prior, he started TheJobsite.com, which merged into HomeSphere, an enterprise software company where Mr. Pittman served as President. Mr. Pittman has worked as an investment banker in London, New York and San Francisco specializing in mergers and acquisitions with Merrill Lynch, Wasserstein Perella & Co, and ThinkEquity. He began his career as an attorney with Sullivan &

Cromwell. Mr. Pittman served in the United States Coast Guard. He earned a B.S. in Agriculture from the University of Illinois, a Master’s in Public Policy from Harvard University, and a J.D. with Honors from the University of Chicago Law School.
Based on his knowledge of the Company, its business and properties, his past public company experience, his background in finance and his experience in the real estate industry, including acquiring and managing farmland, we have determined that Mr. Pittman should serve as the Executive Chairman of the Board.
Murray R. Wise.   Mr. Wise has served as a director since November 2021. Mr. Wise has served as the Chairman Emeritus of Murray Wise Associates LLC (“MWA”), a farmland brokerage, auction and management business, since January 2023 and previously served as Chairman and Chief Executive Officer of MWA from 2010 until December 2022 and has over 40 years of experience in global agriculture and land markets. During the farm recession of the mid-1980s, he saw the opportunity in farm asset management and pioneered the notion of agriculture as an investable asset class. With a core client group formed by institutional investors and pension funds, Mr. Wise managed one of the largest global portfolios of agricultural land. Mr. Wise founded Westchester Group, Inc. (“Westchester”) in 1986 after acquiring the Champaign, Illinois division of the Sandage Companies and transformed Westchester from a small farmland investment firm into an industry-leading agricultural land asset management company. In 2010, the agricultural asset management division of Westchester was sold to the Teachers Insurance and Annuity Association of America (TIAA). The Iowa farm real estate and management office, Murray Wise Capital, and the land auction division of Westchester subsequently formed MWA. Mr. Wise attended Iowa State University, receiving a B.S. in Agriculture before returning to southern Ontario to continue farming at the onset of his career. He also received a Master of Business Administration degree from the University of Illinois at Urbana-Champaign.
Based on his extensive knowledge of the agricultural industry and his experience in agricultural real estate, including the acquisition and management of farmland, we have determined that Mr. Wise should serve as a director.
Vote Required and Recommendation
Directors are elected by plurality vote. Therefore, the nine individuals with the highest number of affirmative votes will be elected to the nine directorships. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board, which is composed entirely of independent directors, has appointed Plante Moran as our independent registered public accounting firm for the fiscal year ending December 31, 2023. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Plante Moran will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Plante Moran as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Plante Moran as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Plante Moran is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PLANTE & MORAN, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
Audit and Non-Audit Fees for 2022 and 2021
Our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 have been audited by Plante Moran, which served as our independent registered public accounting firm for those years.
The following table summarizes the fees billed by Plante Moran for services performed for the Company for the fiscal years ended December 31, 2022 and 2021, respectively:
	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees(1)	$538,853	$492,253
Audit-Related Fees(2)	77,215	89,500
Tax Fees	—	—
Total	$616,068	$581,753

(1)
Audit Fees for 2022 and 2021 include actual fees for the 2022 and 2021 audits and reviews of our Quarterly Reports on Form 10-Q.

(2)
Audit-Related fees for 2022 and 2021 consist of fees related to additional services associated with our securities offerings and registration statements and the issuance of comfort letters and consents.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit-related and non-audit services to the Company. Pursuant to the Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit-related and non-audit services. Additionally, all audit-related and non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. During the year ended December 31, 2022, all of the services provided by Plante Moran other than the audit-related services in connection with one of our ongoing litigation matters were pre-approved under the Pre-Approval Policy.

CORPORATE GOVERNANCE AND BOARD MATTERS
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
the Board is not classified, with each of our directors subject to re-election annually;

•
six of our nine directors are “independent” within the meaning of the listing standards of the NYSE;

•
all of our standing Board committees are comprised solely of independent directors;

•
we have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;

•
we do not have a stockholder rights plan; and

•
we have appointed a lead independent director.

Our directors stay informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
Other Governance Enhancements
Our Board has undertaken a series of actions to strengthen our corporate governance, including the following:
•
We have adopted stock ownership guidelines, which require the CEO to own Common Stock worth four times his base salary and non-employee directors to own Common Stock having an aggregate value of $100,000. Compliance with the stock ownership guidelines is measured on December 31 of each year, based on the average closing price of a share of our Common Stock for the preceding fiscal year. As of December 31, 2022, our CEO and five of our six non-employee directors were in compliance with the stock ownership guidelines.

•
We have made certain amendments to our Corporate Governance Guidelines, our Policy on Inside Information and Insider Trading, our Code of Business Conduct, our Whistleblower Policy and our Nominating and Corporate Governance Committee Charter, which include certain provisions that have strengthened our corporate governance. We have also adopted certain sustainability policies and plan to further report on our commitment to sustainability initiatives in the coming months.

Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly, with support from its three standing committees — the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee — each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Committees
Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.
The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:
Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Chris A. Downey+*	X	X (chair)	X
Joseph W. Glauber		X
John A. Good*	X (chair)	X	X
Jennifer S. Grafton(1)
Thomas P. Heneghan	X
Danny D. Moore			X (chair)

+
Lead independent director

*
Audit committee financial expert

(1)
Ms. Grafton was appointed to the Board on March 16, 2023 and therefore has not yet been appointed to any Board committees, but the Nominating and Corporate Governance Committee plans to evaluate committee appointments in the near future.

Audit Committee
The Audit Committee is comprised of Messrs. Downey, Good and Heneghan, with Mr. Good serving as chair. Both Messrs. Downey and Good qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has determined that each of the directors serving on our Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:
•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements and financial reporting process;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
our compliance with financial, legal and regulatory requirements;

•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function; and

•
our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
During the fiscal year ended December 31, 2022, the Audit Committee met four times, including telephonic meetings.
Compensation Committee
The Compensation Committee is comprised of Messrs. Downey, Glauber and Good, with Mr. Downey serving as chair. The Board has determined that each of the directors serving on our Compensation Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We have adopted a Compensation Committee charter, which details the principal authority and functions of the Compensation Committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•
reviewing and approving the compensation of all of our other officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual Proxy Statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee may form and delegate its authority to subcommittees when appropriate.
In November 2022, the Compensation Committee retained Alvarez and Marsal (“A&M”) to advise on matters related to executive officer and director compensation. Specifically, A&M provided relevant market data, current updates regarding trends in executive and director compensation and advice on compensation program design. The Compensation Committee met with A&M during regularly scheduled meetings. All of the services A&M performed for the Compensation Committee were related to executive and director compensation and were in support of decision making by the Compensation Committee.
During the fiscal year ended December 31, 2022, the Compensation Committee met three times, including telephonic meetings.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Messrs. Downey, Good and Moore, with Mr. Moore serving as chair. The Board has determined that each of the directors serving on our Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:
•
identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the Annual Meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•
reviewing and reassessing the adequacy of the Company’s charter and bylaws and recommending any revisions to the Board;

•
recommending to the Board nominees for each committee of the Board;

•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•
overseeing the Board’s evaluation of management.

In identifying and recommending nominees for directors, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of relevant experience, expertise and background.
During the fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee met three times.
Director Selection Process
The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of nominees for election as directors. In accordance with the Nominating and Corporate Governance Committee charter and our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee develops on an annual basis guidelines and criteria for the selection of candidates for directors of the Board. The Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board, along with their personal and professional integrity, demonstrated ability and judgement, experience, familiarity with the Company, diversity (of both experience and background) as well as certain other relevant factors.
Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Executive Chairman of the Board and Chief Executive Officer as well as stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for election to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for election to the Board for stockholders to consider and vote upon at the annual stockholders’ meeting.
On March 2, 2016, we completed the acquisition (the “Forsythe Transaction”) of approximately 22,100 acres of farmland in Illinois from unrelated third-party sellers (the “Forsythe Sellers”) for total consideration comprised of (a) $50.0 million in cash, (b) 2,608,695 OP units valued at $11.50 per OP unit and (c) 117,000 Series A preferred units of limited partnership interest in the Operating Partnership. In connection with the Forsythe Transaction, we and the Forsythe Sellers entered into the Security Holders Agreement to provide the Forsythe Sellers with certain rights. Pursuant to the Security Holders Agreement, until such time that the Forsythe Sellers maintain ownership of less than 10% of the then-outstanding shares of Common Stock (on a fully diluted basis taking into account all outstanding OP units), the Company has agreed to allow Gerald R. Forsythe, as representative of the Forsythe Sellers, to nominate one director to the Board. Mr. Forsythe appointed John C. Conrad as the Forsythe Seller’s designated member of the Board on March 27, 2016.
On August 28, 2017, Mr. Conrad resigned from the Board due to personal reasons. As of March 6, 2023, the Forsythe Sellers collectively owned in excess of 10% of the combined number of outstanding shares of Common Stock and OP Units on a fully diluted basis, including Series A Preferred Units, and pursuant to the terms of the Security Holders Agreement, Mr. Forsythe is entitled to nominate one new director to the Board, which as of the date of this filing he has not done. However, in the event that Mr. Forsythe gives notice of intention to nominate a director to the Board in accordance with his rights under the Security Holders Agreement, we will be obligated, subject to certain conditions, to elect such nominee to the Board.
On January 24, 2023, Toby L. O’Rourke informed the Board of her resignation as a member of the Board, effective immediately. Ms. O’Rourke’s resignation was due to her desire to devote more time to her current commitments and priorities associated with her role as Chief Executive Officer of Kampgrounds of America, Inc., and was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. On January 30, 2023, the Board voted to reduce the size of the Board from eight to seven directors.
On February 21, 2023, the Board voted to increase the size of the Board from seven to eight directors and Luca Fabbri was elected to the Board to serve until the 2023 Annual Meeting, effective on the Transition Date (as defined below).

On March 26, 2023, the Board voted to increase the size of the Board from eight to nine directors and Jennifer S. Grafton was elected to the Board to serve until the 2023 Annual Meeting.
Stockholders wishing to recommend individuals for consideration as directors must follow the procedures described in Article II, Section 11 of the Company’s bylaws, including (among other requirements) the giving of written notice of the nomination to our Secretary no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, if the candidate had been nominated by or on behalf of the Board. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. See “Other Matters — Stockholder Proposals and Nominations for the 2024 Annual Meeting.”
Code of Business Conduct and Ethics
The Board has established a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable laws, rules and regulations;

•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•
accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by the Board or a committee of the Board, and any such waiver shall be promptly disclosed to stockholders as required by law and NYSE regulations.
Corporate Responsibility, Sustainability and ESG
We believe a strong commitment to environmental, social and governance (“ESG”) issues supports our business model, promotes environmental stewardship, sustains a safe and healthy workplace, and upholds high standards of business ethics and conduct. Our ESG policy is founded on the principle of helping feed the world, especially people in poverty, with the least negative environmental impact possible.
Environmental Sustainability
Farmland is more environmentally friendly than most types of commercial real estate, as agriculture naturally uses solar energy to capture carbon dioxide from the atmosphere and convert it into food, feed, fuel, and fiber. Principles of environmental sustainability are deeply interwoven into modern agricultural practices and are embedded into our farmland acquisition criteria and management practices. We foster long-term relationships with our tenants, who are incentivized to provide good stewardship for the land they rent from us. The use of farmland as a carbon sink to generate carbon credits is a double-impact (environmental and financial) opportunity that we believe will continue to increase in significance in coming years.
Renewable energy generation (wind and solar) is a component of our business model of growing importance. As of December 31, 2022, we leased acres to support six solar energy operational or under-construction projects across eleven farms and three wind energy projects across nine farms, which have the capacity to generate approximately two hundred and fourteen and forty seven megawatts of renewable energy, respectively. We own twenty three additional farms which have options for future solar projects. We expect to continue to take advantage of opportunities to place solar panels and windmills on farmland owned by us.
We place significant emphasis on the support of biodiversity and wildlife. Our portfolio supports biodiversity through the enrollment of acres, in partnership with our tenants, in the U.S. Department of Agriculture’s Conservation Reserve Program (CRP). In exchange for a yearly rental payment, CRP participants agree to remove less-productive land from agricultural production and re-establish native vegetation to improve water quality, prevent erosion, and protect wildlife habitat. We also formed a partnership with Ducks Unlimited in 2021 to sell approximately 1,268 acres in a three-part conservation transaction to support habitat restoration and protection in Virginia. Many more of our farms provide habitat for waterfowl and other wildlife.
Social Impact, Human Rights, and Company Culture
Utilizing land for farming creates a more sustainable future for all by affordably feeding the world’s growing population and supplying food products that support better nutrition, both quantitatively and qualitatively. Moreover, we are a channel to bring capital, and therefore economic activity, to rural communities throughout the United States, supporting farming as a livelihood as it has been for thousands of years. We support the United Nations’ Universal Declaration of Human Rights and are committed to ensuring that human rights are respected throughout our extended community of employees, tenants and suppliers. We require our tenants to comply with all applicable labor and environmental regulations. We foster a company culture based on open communication and professional growth, and support employees engaged with non-profit organizations.
ESG Policies and Reporting
In February 2023, the Board adopted written Environmental Sustainability, Anti-Discrimination and Anti-Harassment, Anti-Bribery and Anti-Corruption Policies, in addition to a written Statement on Human Rights. We intend to publish our first ESG-focused report in 2023, outlining in more detail our ESG-focused efforts, results and objectives.
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Chief Executive Officer and Senior Financial Officers, on our website at www.farmlandpartners.com under “Corporate Information — Governance Documents”, and these documents are available in print to any stockholder who sends a written request to such effect to Farmland Partners Inc., 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, Attention: General Counsel and Secretary. Information on or accessible from our website is not and should not be considered a part of this Proxy Statement.
Independence of Directors
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the Board of Directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).
The Board currently has nine directors, six of whom the Board affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the listing standards of the NYSE and under applicable rules of the SEC. The Board affirmatively has determined that each of the following directors is independent under these standards: Ms. Grafton and Messrs. Downey, Glauber, Good, Heneghan and Moore.

Messrs. Pittman and Fabbri are not independent as they are executive officers of the Company. Mr. Wise is not independent as he is Chairman Emeritus of MWA, a wholly owned subsidiary of FPI Agribusiness, Inc (“FPI Agribusiness”).
Board Leadership Structure
Separate Executive Chairman and Chief Executive Officer Positions
Our bylaws and our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Mr. Pittman currently serves as our Executive Chairman and Mr. Fabbri currently serves as our Chief Executive Officer and a member of the Board. We believe that this leadership structure is effective because it allows our Board to benefit from having multiple strong voices bringing separate views and perspectives to meetings.
As Executive Chairman, Mr. Pittman’s key responsibilities include facilitating communication between our Board and management, assessing management’s performance, managing Board members, preparing the agenda for each Board meeting, acting as chair of Board meetings and meetings of our Company’s stockholders and managing relations with stockholders, other stakeholders and the public.
In order to ensure that our Board functions independently from management, our independent directors meet regularly in executive session with and without members of management present. Our independent directors are able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is necessary. The Nominating and Corporate Governance Committee, which is comprised solely of independent directors, has the responsibility for coordinating Board and committee self-evaluations.
Lead Independent Director
The Board believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent directors and encourage independent Board leadership, the Board also has established the position of lead independent director, which currently is held by Mr. Downey. The responsibilities of the lead independent director include, among others:
•
presiding at all meetings of the Board at which the Chairman of the Board is not present;

•
scheduling meetings of the independent directors from time to time, but not less than twice a year;

•
developing the agendas for, and presiding at, executive sessions of the independent directors of the Board;

•
communicating the sense of the Board to the Chief Executive Officer of the Company;

•
assisting the Chairman of the Board to review and set the agenda and schedule for each of the Board’s meetings, including bringing to the attention of the Chairman of the Board particular issues for the Board’s attention and consideration and assuring there is sufficient time for discussion of all agenda items;

•
assisting in improving the effectiveness of Board meeting;

•
assisting the Chairman of the Board in the review and approval of information and materials to be sent to the Board, including in particular providing input as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; and

•
coordinating with committee heads with respect to committee self-evaluations.

Board and Committee Meetings
During the fiscal year ended December 31, 2022, the Board met six times including telephonic meetings. Each director then serving attended at least 75% of the applicable Board meetings and committee meetings during this time.

Annual Meeting Attendance
Pursuant to the policy set forth in our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting, which may be satisfied either in person or by remote communication. Each director then serving attended our 2022 annual meeting of stockholders.
Executive Sessions of Non-Management Directors
Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management participation regularly. The lead independent director presides at these sessions.
Communications with the Board
Stockholders and other interested parties may communicate with the Board by sending written correspondence to the “Lead Independent Director” c/o the General Counsel and Secretary of Farmland Partners Inc., 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237, who will then directly forward such correspondence to the lead independent director. The lead independent director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.
Director Compensation
As compensation for serving on the Board, each of our independent directors receives an annual fee of $37,500 and an additional $2,500 per year for committee service, regardless of the number of committees on which a director serves. The chair of each of the Audit, Compensation and Nominating and Corporate Governance Committees receives an additional annual fee of $7,500, $5,000 and $2,500, respectively, and the lead independent director receives an additional annual fee of $7,500; provided, however, if the lead independent director also serves as the Audit Committee Chair, he or she receives $2,500, and if he or she serves as both the Audit and Compensation Committee Chair, this amount is increased to $5,000. In addition, we reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Messrs. Pittman, Fabbri and Wise do not receive any additional compensation for their service on the Board.
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act.
Director Compensation Table
The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2022, other than Messrs. Pittman and Fabbri, who received no separate compensation for their service as a director. For information related to the compensation of Messrs. Pittman and Fabbri, please refer to “Compensation of Executive Officers — Summary Compensation Table.”
Name	Fees Paid in Cash	Awards(1)	Stock Compensation(2)	Total
Chris A. Downey	$65,625	$45,840	$880	$112,345
Joseph W. Glauber	$50,000	$45,840	$880	$96,720
John A. Good	$59,375	$45,840	$880	$106,095
Jennifer S. Grafton(3)	—	—	—	—
Thomas P. Heneghan	$10,000	$45,840	$30,873(4)	$86,713
Danny D. Moore	—	$45,840	$30,035(4)	$75,875
Murray R. Wise	—	—	—	$292,820(5)

(1)
Represents the aggregate grant date fair value of restricted shares of Common Stock granted on February 22, 2022 computed in accordance with FASB ASC Topic 718.

(2)
Represents the dollar value of dividends paid on unvested restricted stock awards.

(3)
Ms. Grafton did not join the Board until March 16, 2023 and therefore did not receive any compensation in 2022.

(4)
Amounts reported include the aggregate grant date fair value of shares of Common Stock granted to Messrs. Heneghan and Moore ($29,993 and $29,355, respectively) under our Third Amended and Restated 2014 Equity Incentive Plan in lieu of their quarterly cash retainers, computed in accordance with FASB ASC Topic 718.

(5)
Represents compensation paid by the Company to Mr. Wise for his role as Chairman and Chief Executive Officer of MWA, a wholly owned subsidiary of FPI Agribusiness. Mr. Wise receives no separate compensation for his service as a director.

EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers. Executive officers are elected annually by the Board and serve at the Board’s discretion.
Name	Age(1)	Title
Paul A. Pittman(2)	60	Executive Chairman
Luca Fabbri(2)	54	President and Chief Executive Officer
James Gilligan	44	Chief Financial Officer and Treasurer

(1)
Age as of March 21, 2023

(2)
As previously disclosed and effective upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC on February 23, 2023 (the “Transition Date” and collectively, the “Transition”), the Board appointed Mr. Fabbri as Chief Executive Officer. Mr. Pittman continues to serve as Executive Chairman following the Transition.

Set forth below is a description of the background of our Chief Financial Officer and Treasurer, James Gillian. Messrs. Pittman and Fabbri’s backgrounds are described above under “Proposals to be Voted On —Proposal 1: Election of Directors.”
James Gilligan.   Mr. Gilligan has served as our Chief Financial Officer and Treasurer since October 2021, served as a Vice President in the finance department of the Company from June 2021 to October 2021 and served as a consultant to the Company from February 2021 through June 2021. Prior to his employment with the Company, Mr. Gilligan held a variety of roles with Equity International Management, LLC, a private equity firm, having served as Chief Financial Officer from January 2016 through January 2021, Chief Compliance Officer from January 2018 through January 2021 and Senior Vice President, Finance from January 2013 through December 2015. From 2004 to 2012, Mr. Gilligan served as an investment professional for Equity Group Investments, the Chicago-based private investment firm founded and led by Sam Zell, where he focused on a wide variety of domestic and international investments in credit, private equity, and public equities. Prior to Equity Group Investments, Mr. Gilligan was an analyst in the Chicago office of Merrill Lynch & Co., focusing on corporate finance and mergers and acquisitions. Mr. Gilligan received his B.S. in Mechanical Engineering and his MBA from Washington University in St. Louis.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following provides compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies under SEC rules.
The compensation of our named executive officers (“NEOs”) consists of a combination of base salary, bonuses and equity-based compensation. Bonus awards for 2022 were determined at the sole discretion of the Compensation Committee based on an assessment of the performance of the NEOs. For 2021, Messrs. Pittman and Fabbri and James Gilligan, our Chief Financial Officer and Treasurer, received cash bonuses in the amount of $698,750, $157,500 and $100,000, respectively, and equity awards with a grant-date fair value of $450,000, $320,000 and $133,324, respectively. For 2022, Messrs. Pittman, Fabbri and Gilligan received cash bonuses in the amount of $718,000, $215,000 and $150,000, respectively, and equity awards with a grant-date fair value of $749,998, $377,494 and $199,994. The equity portion of awards is delivered to NEOs in the form of restricted stock, which vests ratably over three years.
The following tables contain certain compensation information for our NEOs in the fiscal years ended December 31, 2022 and 2021. Our NEOs for fiscal year ended December 31, 2021 consisted of Messrs. Pittman, Fabbri and Gilligan. Our NEOs for the fiscal year ended December 31, 2022 consisted of Messrs. Pittman, Fabbri and Gilligan.
Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Paul A. Pittman(4) Executive Chairman	2022	$575,000	$718,000	$749,998	$23,605	$2,066,603
	2021	$551,250	$698,750	$450,000	$25,252	$1,725,252
Luca Fabbri(4) President and Chief Executive Officer	2022	$330,000	$215,000	$377,494	$14,703	$937,197
	2021	$315,000	$157,500	$320,000	$14,879	$807,379
James Gilligan(5) Chief Financial Officer and Treasurer	2022	$309,000	$150,000	$199,994	$4,750	$663,744
	2021	$200,000	$100,000	$133,324	$1,576	$434,900

(1)
The bonus awards for Messrs. Pittman, Fabbri and Gilligan, which were determined in the sole discretion of the Compensation Committee, were based on the Compensation Committee’s assessment of the performance of the NEOs in the years presented.

(2)
Represents the aggregate grant date fair value of the stock portion of the annual bonus paid to each NEO, computed in accordance with FASB ASC Topic 718. The stock portion of the bonus award was in the form of restricted shares of Common Stock that vest ratably over three years and is presented in the year in which the stock grant was made, rather than the year such grant was earned.

(3)
Represents dividends paid on unvested shares of restricted stock.

(4)
Mr. Fabbri was appointed Chief Executive Officer on the Transition Date. Mr. Pittman continues to serve as Executive Chairman following the Transition.

(5)
Mr. Gillian’s salary for 2021 reflects prorated amounts received based on an annual salary of $300,000.

Compensation
The Compensation Committee has approved the grant of restricted shares, vesting ratably over three years, to Messrs. Pittman, Fabbri and Gilligan worth $1,006,250, $495,000 and $200,000, respectively. Mr. Gilligan received an additional grant of restricted shares vesting upon the third anniversary valued at $50,000. These grants were made in February 2023 and were based on the Compensation Committee’s assessment of the performance of the NEOs in the 2022 fiscal year.

For the fiscal year ending December 31, 2023, the Compensation Committee has approved a base salary for Mr. Pittman of $575,000, a base salary for Mr. Fabbri of $375,000 and a base salary for Mr. Gilligan of $325,000. Bonus awards for 2023 will be determined at the sole discretion of the Compensation Committee based on an assessment of the performance of the NEOs.
Outstanding Equity Awards at Fiscal Year-End December 31, 2022
The following table presents information about our NEO’s outstanding equity awards as of December 31, 2022.
Name	Grant Date	Market Value of Shares That Have Not Vested(1)	Number of Shares That Have Not Vested(2)
Paul A. Pittman(3) Executive Chairman	3/3/2022	$788,606	63,291
	3/22/2021	$321,132	25,773
	3/16/2020	$200,643	16,103
Luca Fabbri(3) President and Chief Executive Officer	3/3/2022	$396,926	31,856
	3/22/2021	$228,354	18,327
	3/16/2020	$190,613	15,298
James Gilligan(4) Chief Financial Officer and Treasurer	3/3/2022	$140,187	11,251
	5/24/2021	$130,917	10,507

(1)
Market value reflects the number of restricted shares multiplied by $12.46 per share, which was the closing price of our Common Stock on the NYSE on December 30, 2022.

(2)
Represents the unvested portion of shares of restricted stock granted under our Third Amended and Restated 2014 Equity Incentive Plan, all of which vest ratably on the first three anniversaries of the date of grant.

(3)
Mr. Fabbri was appointed Chief Executive Officer on the Transition Date. Mr. Pittman continues to serve as Executive Chairman following the Transition.

(4)
Mr. Gilligan received a restricted equity award totaling $200,000 upon joining the Company in May 2021.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures for the Company for each of the last two completed fiscal years The following provides pay versus performance information pursuant to the scaled disclosure rules applicable to smaller reporting companies. In determining the “compensation actually paid” (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s calculation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in the SCT, as well as the adjusted amounts required to be reported in this section for the years ended December 31, 2021 and 2022.

Pay versus Performance Table
Year	SCT Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average SCT Total for non-PEO NEOs(2)	Average CAP for non-PEO NEOs(3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return	Net Income
2022	$2,066,603	$2,206,851	$800,471	$819,576	$148.25	$11,960,000
2021	$1,725,252	$2,399,855	$600,934	$740,070	$139.70	$10,259,000

(1)
Our principal executive officer (“PEO”) for each of the years shown was Mr. Pittman. The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Pittman for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)
The non-PEO NEOs for the year ended December 31, 2021 were Mr. Fabbri, Mr. Gilligan and Erica Borenstein, our former General Counsel and Secretary. The non-PEO NEOs for the year ended December 31, 2022 were Messrs. Fabbri and Gilligan. The dollar amounts reported in this column are the amounts of total compensation reported for our non-PEO NEOs for each corresponding year in the “Total” column of the SCT. See “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(3)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEO and our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and our non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

PEO SCT Total Compensation to CAP Reconciliation
Name	Year	PEO or Non- PEO NEO	SCT Total	To Calculate Executive CAP		CAP
				Deducted(1)	Added(2)
Paul Pittman	2022	PEO	$2,066,603	$(749,998)	$890,246	$2,206,851
Luca Fabbri	2022	NEO	$937,197	$(377,494)	$456,600	$1,016,303
James Gilligan	2022	NEO	$663,744	$(199,994)	$159,099	$622,849
Paul Pittman	2021	PEO	$1,725,252	$(450,000)	$1,124,603	$2,399,855
Luca Fabbri	2021	NEO	$807,379	$(320,000)	$658,933	$1,146,312
James Gilligan	2021	NEO	$434,900	$(133,324)	$188,332	$489,908
Erica Borenstein(3)	2021	NEO	$560,522	$(160,000)	$183,467	$583,989

(1)
Deducted the amount reported in the SCT “Stock Awards” column.

(2)
Added (or subtracted, as applicable) (i) the end of year fair value of stock awards granted during the year that were outstanding and unvested at the end of the year, (ii) the change from the end of the prior fiscal year to the end of the applicable year in the fair value of stock awards granted in any prior year that are outstanding and unvested at the end of the year, and (iii) the change in the fair value of stock awards from the end of the prior fiscal year to the vesting date for stock awards granted in any prior year that vested during the applicable year. All fair values were computed in accordance with FASB ASC Topic 718.

(3)
Ms. Borenstein retired from her positions as the General Counsel and Secretary of the Company effective December 31, 2021.

Relationship Between CAP and Financial Measures
There is an important timing difference to consider when comparing the SCT to CAP. The Company generally grants stock awards in the first quarter, following the completion and filing of the Annual Report on Form 10-K for such year. The stock awards in a particular year, as reflected in the SCT, are based on performance of the executive and the Company in the previous year. The CAP includes stock award changes in fair value (as explained in the table above) driven by stock price performance in the current year.
In 2021, the SCT included stock awards for the PEO and two NEOs that were associated with performance in 2020 (the third NEO was a new hire in 2021). In 2022, the SCT included stock awards for the PEO and NEOs that were associated with performance in 2021. The stock awards in the SCT were larger in 2022 than 2021.
In 2021, CAP included stock award changes in fair value driven by stock price performance in 2021, which increased over 37%. In 2022, CAP included stock award changes in fair value driven by stock price performance in 2022, which increased approximately 4%. Thus, CAP reported for 2022 included larger deductions and smaller additions, compared to 2021.
The following describes how each of the financial measures in the table above, across the period included, relate to the trends in CAP to the PEO and the other NEOs (excluding NEOs that were hired, or retired, during the periods, making them non-comparable between the periods):
•
Total Shareholder Return (TSR):   The Company’s TSR was greater in 2021 compared to 2022, driven by greater stock price performance in 2021, compared to 2022. The greater stock price performance in 2021 compared to 2022, contributed to larger CAP amounts in 2021, compared to 2022.

•
Net Income:   Net income increased over 16% during 2022, compared to 2021. However, CAP amounts decreased in 2022, compared to 2021 for the reasons described above.

Employment Agreements
On March 9, 2018, we entered into employment agreements with Messrs. Pittman and Fabbri. Those agreements were subsequently amended and restated on December 13, 2018 to make minor clarifying amendments. In connection with their entry into the employment agreements, Messrs. Pittman and Fabbri’s prior employment agreements with the Company were terminated. Subsequently, on October 9, 2021, we amended our employment agreement with Mr. Fabbri solely to reflect his new title of President and entered into an employment agreement with Mr. Gilligan. The employment agreements with each of Messrs. Pittman and Fabbri had initial three-year terms with automatic one-year renewals thereafter, unless the executive or we provide notice of non-renewal to the other party. The employment agreement with Mr. Gilligan had an initial term ending on December 13, 2022 with automatic one-year renewals thereafter, unless Mr. Gilligan or we provide notice of non-renewal to the other party.
The employment agreements provide that:
•
if any of the NEO’s employment is terminated by us for “cause,” by the executive without “good reason,” as a result of a non-renewal of the employment term by the executive, or due to the executive’s death, then we shall pay the executive: (i) all accrued but unpaid wages through the termination date; (ii) all earned and accrued but unpaid bonuses; (iii) all accrued but unused vacation for the year in which the termination occurs through the termination date; and (iv) all approved, but unreimbursed, business expenses;

•
if any NEO’s employment is terminated by us without “cause,” by the executive for “good reason,” as a result of a non-renewal of the employment term by us, or in the event of a change in control, then we shall pay the executive: (i) all accrued but unpaid wages through the termination date; (ii) all accrued but unused vacation for the year in which the termination occurs through the termination date; (iii) all approved, but unreimbursed, business expenses; (iv) all earned and accrued but unpaid bonuses; (v) any COBRA continuation coverage premiums required for the coverage of the executive (and his eligible dependents) under our major medical group health plan, generally for a period of 18 months or, if less, until the executive or his eligible dependent is no longer entitled to COBRA coverage; and (vi) a separation payment equal to the sum of three times (3x) for Mr. Pittman and two times (2x) for Messrs. Fabbri and Gilligan their (A) then-current base salary, (B) the average of the three most recent annual bonuses earned by the executives and (C) the average value of any annual equity award(s) made in connection with the prior three annual grants during the employment term (excluding the initial grant of restricted shares described above, any awards made pursuant to multi-year, at performance or long-term performance program and any other non-recurring awards).
•
if any NEO’s employment is terminated due to the NEO’s “disability,” then we shall pay the executive (or the executive’s estate and/or beneficiaries, as the case may be): (i) all accrued but unpaid wages through the termination date; (ii) all earned and accrued but unpaid bonuses prorated to the date of his disability; (iii) all accrued but unused vacation for the year in which the termination occurs through

•
the termination date; (iv) all approved, but unreimbursed, business expenses; and (v) any COBRA continuation coverage premiums required for the coverage of the executive (or his eligible dependents) under our major medical group health plan, generally for a period of 18 months or, if less, until the executive or his eligible dependent is no longer entitled to COBRA coverage.

Additionally, if the executive’s employment is terminated by us without “cause,” by the executive for “good reason,” or as a result of a non-renewal of the employment term by us, all of the executive’s outstanding unvested equity-based awards (including but not limited to, restricted stock and restricted stock units) will vest and become immediately exercisable and unrestricted, without any action by the Board or any committee thereof.
The executive’s right to receive the payments and benefits described above is subject to their delivery and non-revocation of an effective general release of claims in favor of the Company and compliance with customary restrictive covenant provisions, including, relating to confidentiality, noncompetition, nonsolicitation, cooperation and nondisparagement.
In addition, under the employment agreements, to the extent any payment or benefit would be subject to an excise tax imposed in connection with Section 4999 of the Code, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive receives the greater of the (i) net amount of the payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the payments and benefits without such reduction.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our Common Stock that may be issued under our Third Amended and Restated 2014 Equity Incentive Plan as of December 31, 2022.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	—	—	633,456
Equity compensation plans not approved by stockholders	—	—	—
Total	—	—	633,456

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently composed of Messrs. Downey, Good and Heneghan, with Mr. Good serving as chair. The members of the Audit Committee are appointed by and serve at the discretion of the Board.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with our management.
The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee has received both the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Plante & Moran, PLLC its independence. In addition, the Audit Committee has considered whether the provision of non audit services, and the fees charged for such non audit services, by Plante & Moran, PLLC are compatible with maintaining the independence of Plante & Moran, PLLC from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2022 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Directors
John A. Good (Chair)
Chris A. Downey
Thomas P. Heneghan
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information as of March 6, 2023, regarding the beneficial ownership of shares of our Common Stock (unless otherwise indicated) by (a) each of our directors, (b) each of our named executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our Common Stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power with respect to such shares. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the address of each person listed below is c/o Farmland Partners Inc., 4600 S. Syracuse Street, Suite 1450, Denver, Colorado 80237.
Name	Total Shares Beneficially Owned	Percentage of Outstanding Common Stock(1)
Paul A. Pittman	2,473,105(2)	4.5%
Luca Fabbri	293,395(3)	*
James Gilligan	50,662	*
Chris A. Downey	89,690(4)	*
Joseph W. Glauber	27,291	*
John A. Good	64,265	*
Jennifer S. Grafton	0	*
Thomas P. Heneghan	1,340,182(5)	2.5%
Danny D. Moore	10,926	*
Murray R. Wise	162,414(6)	*
All executive officers, directors and director nominees as a group (10 people)	4,511,930	8.3%
More than 5% Beneficial Owners
BlackRock, Inc.(7) 55 East 52nd Street New York, New York 10055	3,543,092	6.5%
Global Alpha Capital Management Ltd.(8) 1800 McGill College Avenue Suite 1300 Montreal, Quebec H3A 3J6	2,876,707	5.3%

(1)
Based on an aggregate of 54,537,327 shares of our Common Stock outstanding as of March 6, 2023.

(2)
Includes 5,300 shares held by Mr. Pittman’s spouse, 1,100 shares held by Mr. Pittman as UTMA custodian for his daughter, Catherine Pittman and 1,200 shares held by Mr. Pittman’s daughter Allison Pittman.

(3)
Includes 4,043 shares held by Mr. Fabbri’s spouse.

(4)
Includes 67,589 shares held by a trust, of which Mr. Downey and his spouse are the sole trustees and beneficiaries.

(5)
Includes (i) 1,302,250 shares held by Good Seed Capital, LLC, an entity controlled by Mr. Heneghan; and (ii) 10,000 shares owned by the Deneen L. Heneghan Revocable Trust, of which Mr. Heneghan and his spouse are the co-trustees and Mr. Heneghan’s spouse is the beneficiary.

(6)
Includes 2,568 shares held by Mr. Wise’s spouse.

(7)
Based solely upon the Schedule 13G filed with the SEC by the beneficial owner on February 3, 2023 reporting beneficial ownership as of December 31, 2022. BlackRock, Inc. possesses sole voting power over 3,432,851 shares and sole dispositive power over 3,543,092 shares.

(8)
Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 10, 2023 reporting beneficial ownership as of December 31, 2022. Global Alpha Capital Management Ltd. possesses sole voting power over 2,071,170 shares and sole dispositive power over 2,876,707 shares.

*
Less than 1.0%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
The Board has adopted a written related person transaction approval policy (“the Related Party Transaction Policies and Procedures” or the “policy”) to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups (the “Related Persons”). They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and directors, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.
Under the policy, the Related Person is responsible for identifying and reporting to the Audit Committee any proposed related person transaction. In the event the Chief Executive Officer determines that it is impractical or undesirable to wait until an Audit Committee meeting can be convened in order to review a transaction with Related Person, the Chairperson of the Audit Committee may act as an authorized subcommittee on behalf of the Audit Committee to review the such transaction, so long as the Chairperson is a disinterested member with respect to such transaction. After considering all the facts and circumstances available to the Audit Committee, the Audit Committee will approve, ratify or reject the transaction, in its discretion. All approved transactions with Related Persons will be disclosed to the full Board.
Related Party Transactions
IPO Tax Protection Agreement
On April 16, 2014, the Company completed its initial public offering (“IPO”). Mr. Pittman, together with his family, contributed properties to the company as part of the formation transactions. A tax protection agreement was implemented at the time of the IPO to assist Mr. Pittman in deferring recognition of taxable gain as a result of the contribution of properties and the formation transactions. In connection with the tax protection agreement, Mr. Pittman maintains a guarantee of $11.0 million in favor of Metropolitan Life Insurance Company (and previously to First Midwest Bank).
Lease with American Agriculture Aviation LLC
On July 21, 2015, the Company entered into a second lease agreement with American Agriculture Aviation LLC (“American Ag Aviation”) for the use of a private plane. American Ag Aviation is a Colorado limited liability company that is owned 100% by Mr. Pittman. The Company reimburses American Ag Aviation solely for use of the private plane for business purposes by the Company’s executive officers. During the year ended December 31, 2022, the Company reimbursed American Ag Aviation in the amount of $0.11 million in connection with use of the aircraft in accordance with the lease agreement, which represents a $0.05 million decrease in the amount reimbursed to Mr. Pittman as compared to the year ended December 31, 2021.
Opportunity Zone Transaction
On January 20, 2021, the Company entered into property sale and long-term management agreements with Promised Land Opportunity Zone Farms I, LLC (the “OZ Fund”). The OZ Fund is a Delaware limited liability company whose manager is the brother of Thomas P. Heneghan, one of the Company’s independent directors. Mr. Heneghan has an indirect investment in the OZ Fund. On March 5, 2021, the Company sold nine farms to the OZ Fund. On March 31, 2021, the Company sold an additional property to the OZ Fund. As consideration for the ten farms sold to the OZ Fund, the Company received approximately $19.1 million in cash and approximately $2.4 million in convertible notes receivable (the “OZ Convertible Notes”), resulting in a gain on disposition of assets totaling $2.4 million. On July 16, 2021, the OZ Convertible Notes were converted into a 7.6% equity interest in the OZ Fund. As of December 31, 2022, the Company

had a 9.97% interest in the OZ Fund. Under the terms of the long-term management agreement, the Company earns a quarterly management fee equal to (i) 0.2125% times gross book value per quarter if the gross book value is less than $50 million or (ii) 0.2000% times gross book value per quarter if the gross book value is $50 million or more. The Company earned management fees of $0.4 million during the year ended December 31, 2022.
Indemnification of Officers and Directors
Our charter and bylaws provide for certain indemnification rights for our directors and officers and we enter into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory basis, the compensation of NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail under the heading “Compensation of Named Executive Officers,” our executive compensation programs are designed to attract and retain executive talent and to align the interests of our NEOs with the interests of the Company and our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by our Compensation Committee.
The compensation of our NEOs is comprised of a mix of base salary, short-term incentive compensation and, from time to time, discretionary awards of restricted stock. Please read the “Compensation of Named Executive Officers” section beginning on page 20 for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, our Board is asking our stockholders to cast a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure.”
Vote Required and Recommendation
The vote on the compensation of our NEOs as disclosed in this Proxy Statement is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have recommended that our stockholders should cast an advisory vote on the compensation of our NEOs on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our NEOs will be at the 2023 Annual Meeting. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosures.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2022, except for one Form 4 which reported a total of three transactions. Luca Fabbri was inadvertently late in filing a Form 4, reporting three transactions, related to a forfeiture of shares to satisfy Mr. Fabbri’s tax obligations in connection with the vesting of restricted stock on March 15, 2022 and March 16, 2022.
Other Matters to Come Before the 2023 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.
Stockholders Proposals and Nominations for the 2024 Annual Meeting
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the 2024 Annual Meeting must be received at our principal executive offices no later than December 23, 2023.
In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2024 Annual Meeting must be received no earlier than November 23, 2023 and no later than December 23, 2022.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Farmland Partners Inc. at 4600 S. Syracuse Street, Suite 1450, Denver, CO 80237, Attention: Secretary, or contact us by telephone at (720) 452-3100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
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By Order of the Board of Directors,
Christine M. Garrison
General Counsel and Secretary
Denver, Colorado
March 21, 2023

FARMLAND PARTNERS INC. 4600 S. SYRACUSE STREET SUITE 1450DENVER, COLORADO 80237Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # →SHARES 123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345123,456,789,012.12345 xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1OF2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For AllTo withhold authority to vote for anyAllAllExceptindividual nominee(s), mark “For AllThe Board of Directors recommends you vote FORExcept” and write the number(s)
of thethe following:nominee(s) on the line below.000 1. Election of Directors Nominees01) Mr. Chris A. Downey02) Mr. Luca Fabbri03) Mr. Joseph W. Glauber04) Mr. John A. Good05) Ms. Jennifer S. Grafton06) Mr. Thomas P. Henegan07) Mr. Danny D. Moore08) Mr. Paul A. Pitman09) Mr. Murray R. WiseThe Board of Directors recommends you vote FOR proposals 2 and 3.ForAgainst Abstain2.To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for our000fiscal year ending December 31, 2023.3.Advisory vote to approve the compensation of our named executive officers.000NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.SHARES CUSIP #JOB #SEQUENCE #Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report to Stockholders/Form 10-K are available at www.proxyvote.comFARMLAND PARTNERS INC.Annual Meeting of Stockholders May 3, 2023 8:00 AM MDTThis proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Paul A. Pittman and Luca Fabbri, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, $0.01 par value per share, of FARMLAND PARTNERS INC. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM MDT on May 3, 2023, at the Company's offices, located at 4600 S. Syracuse Street, Suite 1450, Denver, CO 80237, and any adjournment or postponement thereof.For Proposal 1 (Election of Directors), you may vote "FOR" all of the nominees to the Board of Directors or you may "WITHHOLD" your vote for all of the nominees or for any nominee(s) that you specify. For Proposal 2 (ratification of the appointment of Plante & Moran, PLLC), you may vote "FOR" or "AGAINST" such proposal or "ABSTAIN" from voting. For Proposal 3
(Advisory Vote on Executive Compensation), you may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side